UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 28, 2014

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact name of Registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

38/39 Fitzwilliam Square Dublin 2 Ireland	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On May 28, 2014, Seagate HDD Cayman (“Seagate HDD”), an exempted company with limited liability organized under the laws of the Cayman Islands and an indirect subsidiary of Seagate Technology plc (the “Company”), issued $1 billion in aggregate principal amount of 4.75% Senior Notes due 2025 (the “Notes”), which mature on January 1, 2025, pursuant to an indenture, dated as of May 28, 2014 (the “Indenture”), among Seagate HDD, the Company and U.S. Bank National Association, as trustee (the “Trustee”) and a registration rights agreement, dated as of May 28, 2014 (the “Registration Rights Agreement”), among Seagate HDD, the Company and Morgan Stanley & Co. LLC, as representative of the several initial purchasers (collectively, the “Initial Purchasers”).

Certain of the Initial Purchasers and their affiliates have provided certain commercial banking, financial advisory, investment banking and other services to the Company and its affiliates in the ordinary course of their business, for which they have received customary fees and commissions. Affiliates of each of the Initial Purchasers act as lenders and affiliates of certain Initial Purchasers act as agents under our senior unsecured revolving credit facility. The Trustee is an affiliate of U.S. Bancorp Investments, Inc., one of the Initial Purchasers.

Indenture and Notes

The following is a brief description of the material provisions of the Indenture and the Notes. This description of the Indenture and the Notes is qualified in its entirety by the Indenture and the form of 4.75% Senior Note due 2025 (included in the Indenture), filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Interest

Interest on the Notes will be payable in cash semiannually on January 1 and July 1 of each year, commencing on  January 1, 2015, to holders of record of the Notes on the December 15 or June 15 immediately preceding the interest payment date.

Guarantee

The obligations of Seagate HDD pursuant to the Indenture, including any repurchase obligation resulting from a Change of Control Triggering Event (as defined in the Indenture), are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company (the “Guarantee”).

Ranking

The Notes are unsecured and will rank equally in right of payment with all of Seagate HDD’s other existing and future senior unsecured indebtedness and senior to any future subordinated indebtedness of Seagate HDD. The Guarantee will rank equally in right of payment with all of the Company’s other existing and future unsecured indebtedness. The Notes will be effectively subordinated to the Company’s and Seagate HDD’s present and future secured debt, to the extent of the value of the assets securing that debt, and will be structurally subordinated to all present and future liabilities, including trade payables, of Seagate HDD’s subsidiaries that do not guarantee the Notes (including liabilities pursuant to guarantees of our senior unsecured revolving credit facility provided by certain of our subsidiaries).

Optional Redemption

At any time, upon not less than 30 nor more than 60 days’ notice, Seagate HDD may redeem some or all of the Notes at a ‘‘make-whole’’ redemption price. The ‘‘make-whole’’ redemption price will be equal to the greater of (1) 100% of the principal amount of the Notes redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, discounted to the redemption date on a semi-annual basis at a rate equal to the sum of the Treasury Rate (as defined in the Indenture) plus 50 basis points. Accrued and unpaid interest, if any, will be paid to, but excluding, the redemption date.

Repurchase of Notes upon a Change of Control Triggering Event

Not later than 30 days following a Change of Control Triggering Event (as defined in the Indenture), Seagate HDD must make an offer to purchase all outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

Covenants

The Notes will be subject to the covenants in the Indenture, which include limitations on liens, limitations on subsidiary debt, limitations on sale and lease-back transactions and limitations on consolidation, merger and conveyance, transfer and lease of assets. Seagate HDD is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Events of Default

The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

Registration Rights Agreement

The Registration Rights Agreement provides that, if any Notes are not freely transferable by persons not affiliated with the Company or Seagate HDD (each, a “Registrable Security”) within 366 days after the original issuance date of the Notes, the Company and Seagate HDD are required to consummate no later than 451 days after the original issuance date of the Notes, an offer to exchange all Registrable Securities for a new issue of notes with substantially similar terms that will be registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective Exchange Offer Registration Statement (as defined in the Registration Rights Agreement).

If the Company and Seagate HDD fail to comply with certain of their obligations under the Registration Rights Agreement with respect to any Registrable Security (each, a “Registration Default”), then additional interest will accrue on such Registrable Security at a per annum rate of 0.25% for the first 90 days following such Registration Default, with such additional interest to be increased by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum rate of 1.00% per annum, provided that all additional interest will cease to accrue on such Registrable Security upon the earlier of (1) the date on which all Registration Defaults with respect to such Registrable Security have been cured or (2) the date on which such Registrable Security becomes freely transferable by non-affiliates pursuant to Rule 144 under the Securities Act.

The description of the Registration Rights Agreement above is a summary and is qualified in its entirety by the Registration Rights Agreement, filed as Exhibit 4.3 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01                   Other Events.

On May 28, 2014, Seagate Technology plc gave notice of the completion of the cash tender offer by Seagate HDD, previously announced on May 20, 2014 (the “Tender Offer”), to purchase any and all of the outstanding 7.75% Senior Notes due 2018 of Seagate HDD (CUSIP number 81180WAE1) (the “2018 Notes”). The Tender Offer expired at 5:00 p.m., New York City time, on May 27, 2014.

As of the expiration of the Tender Offer, Seagate HDD had received tenders for an aggregate principal amount of approximately $192,923,000 of the 2018 Notes. HDD Cayman has accepted for purchase all of the 2018 Notes validly tendered (and not validly withdrawn), or approximately $192,923,000 aggregate principal amount of 2018 Notes. Seagate HDD will pay a tender offer price of $1,077.93 per $1,000 principal amount of 2018 Notes. All 2018 Notes accepted for payment will also receive accrued and unpaid interest from the last interest payment date to, but not including, the payment date.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Indenture dated as of May 28, 2014, among Seagate HDD Cayman, as Issuer, Seagate Technology plc, as Guarantor, and U.S. Bank National Association, as Trustee.
4.2	Form of 4.75% Senior Note due 2018 (included in Exhibit 4.1).
4.3	Registration Rights Agreement dated as of May 28, 2014, among Seagate HDD Cayman, Seagate Technology plc and Morgan Stanley & Co. LLC.
99.1	Seagate Technology Announces Successful Completion of Cash Tender Offer for Outstanding 7.75% Senior Notes Due 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

	By:	/s/ PATRICK J. O’MALLEY, III
	Name:	Patrick J. O’Malley
	Title:	Executive Vice President and Chief Financial Officer

Date: May 28, 2014